UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2009
Date of Report (Date of earliest event reported):

TAPSLIDE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52056	26-3111760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Summit Blvd., #402, Broomfield, Colorado 80021
(Address of principal executive offices)

866-469-3083
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

        On March 9, 2009, Aaron Lamkin, the Chief Executive Officer and a Director of TapSlide, Inc. (the “Company”), and The Regency Group, LLC, a company in which Mr. Lamkin is an affiliate, among other parties, were accused by the Securities and Exchange Commission (the “SEC”) of various securities law violations in 2005 and early 2006 relating to the alleged pumping up of the stock price of two Colorado companies through fraudulent promotions and then selling shares into the market at inflated prices (Civil Action No. 09-CV-00497). The venue in which the allegations were charged is in the United States District Court for the District of Colorado (the “Court”). The allegations against Mr. Lamkin relate to alleged events that occurred prior to his affiliation with the Company.

        The SEC alleged violations against Mr. Lamkin and The Regency Group, LLC under Section 17(a), Sections 5(a) and 5(c) of the Securities Act of 1933, as amended, and Section 10(b), Section 15(a)(1), Section 13(d) and Section 16(a) of the Securities Exchange Act of 1934 and Rule 10b-5 and Rule 16a-3 thereunder.

        The SEC is seeking permanent injunctive relief and civil penalties against Mr. Lamkin and The Regency Group, LLC. Further, the SEC is seeking disgorgement of all illegal profits, prejudgment interest and penny stock bars from Mr. Lamkin and The Regency Group, LLC. A complete copy of the complaint filed with the Court by the SEC is available on the SEC website at www.sec.gov.

    Mr. Lamkin has advised the Company that he denies the SEC’s allegations against him and The Regency Group, LLC and that he intends to vigorously defend himself and The Regency Group, LLC in this matter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPSLIDE, INC.

Date: March 27, 2009	By:	/s/ Aaron Lamkin
Aaron Lamkin, Chief Executive Officer